EXHIBIT 23.6

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-01619 of Omnicom Group Inc. on Form S-4 of our report dated March 9, 1995 (relating to the consolidated financial statements of Ross Roy Communications, Inc. as of December 31, 1994 and for the two years in the period ended December 31, 1994 not presented separately therein), appearing in the Annual Report on Form 10-K of Omnicom Group Inc. for the year ended December 31, 1995.




Deloitte & Touche LLP.
Detroit, Michigan


April 17, 1996